UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On December 31, 2024, Generation Income Properties, Inc. (the “Company”) received by email a resignation letter from Betsy Peck, a member of the Board of Directors (the “Resignation Letter”), pursuant to which Ms. Peck notified the Company of her resignation from the Board of Directors effective December 31, 2024, for personal reasons. Prior to such resignation, Ms. Peck served as a member of the Board of Directors Audit Committee and as the Chair of the Board of Directors Nominating and Governance Committee. Ms. Peck’s resignation was not the result of any disagreement between the Company and Ms. Peck on any matters relating to the Company’s operations, policies, or practices

The Board accepted the resignation of Ms. Peck and expressed sincere gratitude for her service term as a member of the Board. A copy of the Resignation Letter is attached as Exhibit 17.1 to this Current Report and is incorporated herein by this reference.

Cook Independent Consulting Agreement

On January 1, 2025, the Company and Cook Financial Partners, LLC (“Consultant”), an entity wholly owned and controlled by Ron Cook (the Company’s current Vice President of Accounting and Finance), entered into an

Independent Consulting Agreement (the “Cook Agreement”). Under the Cook Agreement and on behalf of Consultant, Mr Cook will continue to serve as the Company’s Vice President of Accounting and Finance and, in such capacity, he will continue to serve as the Company’s “principal financial and accounting officer” for purposes of the rules and regulations of the Securities and Exchange Commission. The Cook Agreement provides for consulting services to the Company approximating 130 hours per month for a term expiring on December 31, 2025, provided that the agreement is terminable by either party with or without cause upon 60 days prior written notice. Pursuant to the Cook Agreement, Consultant will be entitled to a consulting fee of $20,000 per month over the term of the agreement. The Consultant will also be eligible for a grant restricted stock units of the Company with a grant value of $75,000 annually and such restricted units will be granted in four increments of $18,750 following the completion of quarterly SEC filings and will vest in one-third increments on each of the first three anniversaries of the grant date of such restricted stock units.

The foregoing does not purport to be a complete description of the Cook Agreement and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

No.	Description
10.1	Independent Consulting Agreement, dated January 1, 2025, between Generation Income Properties, Inc. and Ron Cook
17.1	Resignation Letter from Betsy Peck
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: January 2, 2025	By:	/s/ David Sobelman
David Sobelman
Chief Executive Officer